================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           DATE OF REPORT: MAY 3, 2006
                 DATE OF EARLIEST EVENT REPORTED: APRIL 27, 2006


                               CAMBREX CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

Delaware                           1-10638                   22-2476135
--------------------------------------------------------------------------------
(State or Other Juris-             (Commission File          (IRS Employer
diction of Incorporation)          Number)                   Identification No.)

One Meadowlands Plaza, East Rutherford, New Jersey                  07073
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                            (Zip Code)


                                 (201) 804-3000
              (Registrant's telephone number, including area code)


                                       N/A
             (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

Item 1.01.  Extension of Period to Exercise Stock Options.

     On April 28, 2006, the Compensation Committee of the Board of Directors extended until December 30, 2006, the period to exercise 120,849 employee stock options granted to James A. Mack, the Company's President, Chief Executive Officer and Chairman of the Board. These options were otherwise due to expire on that day due to Mr. Mack's retirement from the Company on April 28, 2005. In consideration of Mr. Mack's return to active employment of January 1, 2006, the Committee considered it appropriate and in the shareholders' best interests to grant such extension.

Item 1.01.  Material Modification to Rights of Security Holders.


     On April 27, 2006, the Board of Directors (the "Board of Directors") of Cambrex Corporation (the "Company") (i) adopted a Rights Agreement dated June 5, 2006 (the "Rights Agreement") between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent"), and (ii) declared a dividend payable on June 5, 2006 (the "Record Date") of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $.10 per share (the "Common Shares"), of the Company.

     As previously announced, the Company is in the process of examining strategic alternatives, including the potential sale of certain assets, in order to maximize stockholder value. On June 5, 2006, the outstanding rights (the "Outstanding Rights") issued pursuant to the Rights Agreement between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "1996 Rights Agreement"), will expire in accordance with the terms of the 1996 Rights Agreement. In light of the scheduled expiration of the Outstanding Rights and the negative impact that certain takeover tactics could have both on the interests of the Company's stockholders and on the Company's ongoing consideration of strategic alternatives, the Board deemed it desirable and in the best interests of the Company and its stockholders to adopt a new Stockholders Rights Plan to be effective upon the expiration of the Outstanding Rights.


Rights Agreement


     The dividend of a Right is payable on the Record Date to the holders of record of the Common Shares on that date. Each Right entitles the holder to purchase from the Company one one-hundredth of a share of Series F Junior Participating Cumulative Preferred Stock, par value $.10 per share, of the Company (the "Preferred Shares") at a price of $80 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement.

     Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of 10% or more of the outstanding Common Shares (an "Acquiring Person") or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 10% or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of the Summary of Rights in the form attached as Exhibit C to the Rights Agreement.

     The Rights Agreement provides that none of the Company's directors or officers shall be deemed to beneficially own any Common Shares owned by any other director or officer by virtue of such persons acting in their capacities as such, including in connection with the formulation and publication of the Board of Directors, recommendation of its position, and actions taken in furtherance thereof, with respect to an acquisition proposal relating to the Company, a tender or exchange offer for the Common Shares or any solicitation of proxies with respect to any Common Shares.

     The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on December 31, 2007 (the "Expiration Date"), unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

     The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then-current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

     Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Once issued upon exercise of Rights, each Preferred Share will be entitled to a minimum preferential quarterly dividend payment equal to the greater of $1 per share or an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of outstanding Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each outstanding Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each outstanding Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

     Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

     In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, the Rights Agreement provides that proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive (subject to adjustment) upon exercise thereof at the then current Purchase Price, that number of Common Shares having a market value of two times the Purchase Price, unless the event causing such Person to become an Acquiring Person is an acquisition of Common Shares pursuant to a tender or exchange offer for all outstanding Common Shares at a price and on terms determined by at least a majority of the members of the Board of Directors who are not Acquiring Persons or representatives, nominees, affiliates or associates of an Acquiring Person, after receiving advice from one or more investment banking firms, to be at a price which is fair to stockholders (taking into account all factors which such directors deem relevant, including, without limitation, prices which could reasonably be achieved if the Company or its assets were to be sold on an orderly basis designed to realize maximum value) and otherwise in the best interests of the Company and its stockholders. At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors may exchange the Rights (other than Rights owned by such person or group, which will have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

     In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the Purchase Price.

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

     At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 10% or more of the outstanding Common Shares, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish.

     The terms of the Rights may be amended by the Board of Directors without the consent of the holders of the Rights, including an amendment to (a) reduce the Redemption Price or (b) increase the Purchase Price, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person and its affiliates and associates). Notwithstanding the foregoing, the Company may not at any time amend the Rights Agreement to extend the Expiration Date later than December 31, 2007.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     A copy of the Rights Agreement will be available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

     As of May 1, 2006, there were 29,198,491 Common Shares issued and outstanding. As long as the Rights are attached to the Common Shares, the Company will issue one Right with each new Common Share so that all such shares will have Rights attached. The Company's Board of Directors has reserved for issuance upon exercise of the Rights three hundred thousand (300,000) Preferred Shares.

Item 3.03 Material Modification of Rights of Security Holders.


     See Item 1.01 directly above, which is incorporated herein by reference.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             CAMBREX CORPORATION


Date:       May 3, 2006                      By:              /s/
     -----------------------                    ------------------------------
                                             Name:  Peter E. Thauer
                                             Title: Senior Vice President,
                                                    General Counsel and
                                                    Corporate Secretary